UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2014

CAPITOL CITY BANCSHARES, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	000-25227	58-2452995
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

562 Lee Street, SW, Atlanta, GA 30310

(Address of Principal Executive Offices)

404-752-6067

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of Capitol City Bancshares, Inc. (the “Company”) was held on June 24, 2014. Total shares eligible to vote were 10,384,069. A total of 6,803,373 shares (65%) were represented by shareholders in attendance or by proxy. At the meeting, the shareholders of the Company took the following actions and cast the following votes:

PROPOSAL I

Shareholders elected the following person as directors of the Company:

John L. Turner	(for – 5,791,501; withheld – 783,113)
Charles W. Harrison	(for – 4,975,150; withheld – 1,599,464)
Roy W. Sweat	(for – 4,980,270; withheld – 1,594,344)
William Thomas	(for – 5,142,150; withheld – 1,432,464)
Cordy T. Vivian	(for – 5,105,550; withheld – 1,469,064)
Tarlee W. Brown	(for – 5,156,070; withheld – 1,418,544)
Pratape Singh	(for – 5,488,270; withheld – 1,086,344)

The following nominated director did not receive a majority of the votes cast and was not elected as director of the Company:

Shelby R. Wilkes	(for – 2,302,354; withheld – 4,272,260)

PROPOSAL II

Shareholders approved, by a non-binding advisory vote, the executive compensation of the named executive officers of the Company as follows:

FOR – 1,675,694 votes
AGAINST – 764,257 votes
ABSTAIN – 869,256 votes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPITOL CITY BANCSHARES, INC.

DATE: July 1, 2014	By:	/s/ John L. Turner
	Name:	John L. Turner
	Title:	President and Chief Executive Officer